Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to the Registration Statement (Form S-3, No. 333-112611) and related Prospectus of Arotech Corporation for the registration of 19,495,686 shares of its Common Stock and to the incorporation by reference therein of our report dated March 9, 2004, with respect to the consolidated financial statements and schedule of Arotech Corporation (f/k/a Electric Fuel Corporation) included in its Annual Report (Form 10-K) for the year ended December 31, 2003 filed with the Securities and Exchange Commission.

                                        /s/ Kost, Forer, Gabbay & Kassierer
                                        ---------------------------------------
                                        Kost, Forer, Gabbay & Kassierer
                                        A Member of Ernst & Young Global

Tel-Aviv, Israel
April 15, 2004